UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 23, 2008

MAGNEGAS CORPORATION
(Exact Name of Registrant as Specified in Charter)

Delaware	000-51883	26-0250418
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employee Identification No.)

35246 US Highway 19 North, #311 Palm Harbor, Florida	34684
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:	(727) 934-9593

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.02. Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review

On July 22, 2008 Magnegas Corporation (the “Company”), was informed by Pender Newkirk & Company LLP Certified Public Accountants (“Pender Newkirk”), that the previously issued audited December 31, 2007 financial statements and the interim financial statements for the period ended March 31, 2008 are in need of revision and such financial statements should not be relied upon at such time.

The previous disclosure concerning effective control of Hyfuels, which is the licensor of the Company’s technology is in need of clarification with particular reference to the fact that the description of Dr. Santilli's relationship with Hyfuels should have been expressed as "significant influence", due to his title of President, Chief Executive Officer, and Chief Scientist and not "effectively controls", which may suggest ownership.

Pender Newkirk is withdrawing its opinion on the December 31, 2007 and March 31, 2008 financial statements of the Company based on this information.

The company will be amending the March 31, 2008 Form 10-Q, and the December 31, 2007 Form 10-K.

ITEM 9.01.  Financial Statements and Exhibits.

(a)                                 Financial statements of business acquired:

None

(b)                                 Exhibits

7.1	Auditor Letter
7.2	Auditor Letter to SEC

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MAGNEGAS CORPORATION

Date: July 23, 2008	By:	/s/ Dr. Ruggero Maria Santilli
Dr. Ruggero Maria Santilli
Chief Executive Officer